EXHIBIT 99.1

EGPI/Firecreek, Inc. Concludes Transaction with Star Energy

(Sale of Direct Rights Enables Star Project Works/Acquisitions in the Ukraine)

SCOTTSDALE, Ariz. -- EGPI Firecreek, Inc. August 13, 2007 (OTCBB: EFCR) is pleased to announce that its wholly owned subsidiary Firecreek Petroleum, Inc. (EGPI and Firecreek Petroleum, collectively, the “Company”) and Star Energy Corporation (“Star”) have concluded a transaction for the sale to Star of all the Company’s rights to development works and projects historically developed by the Company in the Ukraine.

A March 2007 Memorandum of Understanding with Star provides for on ground collaboration between Star and various review and technical teams.  Through the agreement Star has acquired the rights previously held by the Company to acquire licenses, permits and permissions to explore for and extract oil, natural gas or other natural resources on the territories referenced in the agreement.

The finalized transaction assigns to Star the direct rights held by the Company to acquire project opportunities in certain projects  known as “Region”  a Ukrainian company with two concessions; “Dewon Zao” also known as Sakhalinska, a mature producing oil and gas condensate field located in the territory of the Krasnokutski district of the Kharykovski region; and “Bukovyna” , a company specifically created to develop the oil and gas fields known as Staykovskoe and Putylskoe in the Ukrainian Province of Chernovtsy in south-western Ukraine.

Dennis Alexander, the Company’s Chairman and CFO, stated, “We are extremely pleased with the transaction to Star for the project opportunities established in Ukraine. In addition to our developing operations in the US, this transaction will provide a reasonable boost to our third quarter performance.”

He also stated, “For quite some time we have been diligent in our efforts to broaden our opportunities in Eastern Europe. We feel confident that this initial transaction will be a footprint in our abilities to conduct business successfully in these difficult regions. We are especially grateful to our shareholders who have been patient and loyal to the Company while giving us the opportunity to fulfill our business objectives. Additionally, along with our domestic acquisition plans, we plan to continue to pursue further strategic alliances and joint ventures for the continued expansion and presence of the Company internationally.”

The Company continues to review potential leases, interests and opportunities which are located throughout the U.S. and its surrounding regions.

About EGPI Firecreek, Inc.

EGPI/Firecreek Inc. through its Firecreek unit is focused on oil production with an emphasis on acquiring existing oil fields with proven reserves, the rehabilitation of potentially high throughput oilfields, resource properties and inventories on an international basis. Other companies in the oil sector include, Pantina Oil and Gas Inc. (POG), Frontier Oil Inc. (FTO) and Cabot Oil & Gas Inc. (COG).

FOR MORE INFORMATION ON EGPI/FIRECREEK, INC. CONTACT:

EGPI/Firecreek Public Relations and Shareholder Information

Joe Vazquez

(754) 204-4549 or email a request at info@egpifirecreek.net

Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of EGPI Firecreek, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond EPGI Firecreek Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in EGPI Firecreek, Inc.’s filings with the Securities and Exchange Commission.